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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF

                         RESET ASSET CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                       OF
                          NATIONAL CITY CAPITAL TRUST I

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuer's (as defined below) Reset Asset Capital Securities, Liquidation Amount $1,000 per security (the "Capital Securities"), are not immediately available, (ii) Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering Capital Securities" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK

                        BY REGISTERED OR CERTIFIED MAIL:
                              The Bank of New York
                            101 Barclay Street - 7E
                            New York, New York 10286
                            Attention: Enrique Lopez
                             Reorganization Section

                         BY HAND OR OVERNIGHT DELIVERY:
                              The Bank of New York
                               101 Barclay Street
                        Corporate Trust Services Window
                                  Ground Level
                            New York, New York 10286
                            Attention: Enrique Lopez
                             Reorganization Section

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (212) 815-2742

                            FACSIMILE TRANSMISSIONS:
                                 (212) 815-6339

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

         The undersigned hereby tenders to National City Capital Trust I, a Delaware business trust (the "Issuer"), and National City Corporation, a Delaware corporation, as Depositor (the "Corporation"), upon the terms and subject to the conditions set forth in the Prospectus dated _____________, 1997 (as the same may be amended or supplemented from time to time, the"Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate Liquidation Amount of Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Capital Securities."

Aggregate Liquidation                  Name of Registered Holder:
Amount Tendered:___________________    ___________________________________

Certificate Nos.                       Address:___________________________
(if available):____________________    ___________________________________

                                       Area Code and Telephone Number:

                                       -----------------------------------

If Capital Securities will be tendered by book-entry transfer, provide the following information:

Signature:________________________________________________________________

DTC Account
Number:___________________________________________________________________

Date:_____________________________________________________________________
              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED


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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Capital Securities, to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letters of Transmittal (or Agent's Message in lieu thereof) and the Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of
Firm:___________________________________________________________________________

Authorized
Signature:______________________________________________________________________
                                    (Title)

Address:________________________________________________________________________

________________________________________________________________________________
                              (INCLUDE ZIP CODE)

Area Code and Telephone
Number:_________________________________________________________________________

Date:___________________________________________________________________________

NOTE: DO NOT SEND CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.